As filed with the Securities and Exchange Commission on September 24, 2010

Registration Statement No. 333-167728

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	59-1162998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

George Feldenkreis

Chairman of the Board and Chief Executive Officer

Perry Ellis International, Inc.

3000 N.W. 107th Avenue

Miami, Florida 33172

(305) 592-2830

(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices and agent for service)

Copies to:

Anita Britt Chief Financial Officer Perry Ellis International, Inc. 3000 N.W. 107th Avenue Miami, Florida 33172 Telephone: (305) 592-2830 Telecopier: (786) 221-8083	A. Jeffry Robinson, P.A. Broad and Cassel One Biscayne Tower, 21st Floor 2 South Biscayne Blvd. Miami, Florida 33131 Telephone: (305) 373-9400 Telecopier: (305) 373-9443

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “larger accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(2)
Secondary Offering:
Common Stock, par value $0.01 per share	1,637,554 shares	$20.60 (3)	$33,733,612	$2,405
Primary Offering:
Common Stock, par value $0.01 per share (4)
Preferred Stock, par value $0.01 per share
Debt Securities (5)
Subsidiary Guarantees of Debt Securities (6)
Warrants
Total Primary Offering (7)	$200,000,000(8)		$200,000,000	$6,140
Total				$8,545

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the registrant’s Form S-3 Registration Statement, filed with the Commission on July 20, 2007 (SEC File No. 333-144762), registering securities for a maximum aggregate offering price of $230,000,000 (the “Prior Registration Statement”). The maximum aggregate offering price in the Prior Registration Statement was composed of an aggregate secondary offering price of $30,000,000 and an aggregate primary offering price of $200,000,000. No securities were sold under the Prior Registration Statement. The associated filing fee of $7,061 for such unsold securities, calculated under Rule 457(o), is hereby used to offset the current registration fee due. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) of the Securities Act of 1933, as amended.
(4)	Subject to Note 7, includes such indeterminate amount of common stock as may be issued upon conversion or exchange of any other securities registered hereunder that provide for conversion or exchange into common stock.
(5)	Subject to Note 7, such indeterminate principal amount of debt securities (which may be senior or subordinated).
(6)	Pursuant to Rule 457(n) under the Securities Act of 1933, no additional consideration will be received for the guarantees by Registrant’s guarantor subsidiaries and no separate fee is payable with respect to the guarantees.
(7)	Such indeterminate number or amount of Registrant’s common stock, preferred stock, debt securities or warrants, may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $200,000,000, or if any debt securities are issued with original issue discount, such greater amount as will result in an aggregate offering price of $200,000,000.
(8)	Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold on behalf of the Registrant will not exceed $200,000,000 (see Note 2 above). Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock or debt securities that are issued upon conversion or exchange of debt securities or preferred stock registered hereunder.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Name of Additional Registrant	State of Incorporation	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Jantzen, LLC	Delaware	42-1534560	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Supreme International, LLC	Delaware	42-1534564	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

PEI Licensing, Inc.	Delaware	42-1534568	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Jantzen Apparel, LLC	Delaware	51-0348614	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Salant Holding, LLC	Delaware	13-4116384	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Perry Ellis Menswear, LLC	Delaware	13-3402444	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Perry Ellis Shared Services Corporation	Delaware	20-2085469	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Winnsboro DC, LLC	Delaware	None	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Tampa DC, LLC	Delaware	20-4534227	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Supreme Real Estate I, LLC	Florida	None	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Supreme Real Estate II, LLC	Florida	None	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Supreme Realty, LLC	Florida	90-0087796	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

Perry Ellis Real Estate, LLC	Delaware	74-3043466	3000 N.W. 107 Avenue, Miami, FL 33172 (305) 592-2830

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 24, 2010

PROSPECTUS

$200,000,000

Common Stock, Preferred Stock, Debt Securities, and Warrants

Offered by

Perry Ellis International, Inc.

and

1,637,554 Shares of Common Stock Offered by Selling Shareholders

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “PERY.” On September 22, 2010, the closing price of our common stock, as reported by the NASDAQ Global Select Market, was $20.60 per share.

Investing in our securities involves risks, which we describe in our Annual Report on Form 10-K and in other documents that we subsequently file with the Securities and Exchange Commission, and which we will describe in supplements to this prospectus, as described in “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2010

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering securities and soliciting offers to buy securities only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus and information incorporated by reference into this prospectus is accurate only as of the date of the documents containing the information.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” “target,” “project,” “contemplate” or “will,” or the negative thereof or other variations thereon or comparable terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the factors that could cause actual results to differ from our expectations are:

•	general economic conditions,

•	a significant decrease in business from or loss of any of our major customers or programs,

•	anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation,

•	recent and future economic conditions, including turmoil in the financial and credit markets,

•	the effectiveness of our planned advertising, marketing and promotional campaigns,

•	our ability to contain costs,

•	disruptions in the supply chain,

•	our future capital needs and our ability to obtain financing,

•	our ability to integrate acquired businesses, trademarks, tradenames and licenses,

•	our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products,

•	the termination or non-renewal of any material license agreements to which we are a party,

•	changes in the costs of raw materials, labor and advertising,

•	our ability to carry out growth strategies including expansion in international and direct to consumer retail markets,

•	the level of consumer spending for apparel and other merchandise,

•	our ability to compete,

•	exposure to foreign currency risk and interest rate risk,

•	possible disruption in commercial activities due to terrorist activity and armed conflict, and

•	other factors set forth in this prospectus and in our other SEC filings.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see “Risk Factors” in our Annual Report on Form 10-K and the prospectus supplement and in documents we subsequently file with the SEC.

Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included or incorporated by reference into this prospectus are made only as of the date hereof. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

In making your decision, you should only rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. You must rely on your own examination of our company.

This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus. We will make conformed copies of the actual documents available to you upon request. In this prospectus and in the information incorporated by reference, we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications and other publicly available information. Although we believe these sources are reliable, we have not independently verified and do not guarantee the accuracy and completeness of this information. In addition, certain data included in this prospectus or incorporated by reference regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, and other data, are based on our management’s knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in data gathering. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable, and we cannot guarantee the accuracy or completeness of such information.

This prospectus or documents we incorporate by reference may refer to trademarks and tradenames owned by or licensed to us. The trademarks and tradenames we own include Perry Ellis®, Jantzen®, Cubavera®, Munsingwear®, Savane®, Original Penguin® by Munsingwear®, John Henry®, Grand Slam®, Centro®, Solero®, Natural Issue®, Pro Player®, Manhattan®, the Havanera Co.®, Axis®, Tricots St. Raphael®, Mondo di Marco®, Axist®, Redsand®, Farah®, Gotcha®, Girl Star®, MCD® , Laundry by Shelli Segal® and C&C California®. The trademarks we license from third parties include Nike®, JAG®, Callaway Golf®, Top-Flite®, PGA TOUR® and Pierre Cardin®.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, relating to the common stock, preferred stock, debt securities, and warrants described in this prospectus. Certain selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell shares of our common stock under this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $200,000,000. The selling shareholders may sell up to an aggregate of 1,637,554 shares of common stock in one or more offerings.

This prospectus provides you with a general description of the securities we may offer and those offered by our selling shareholders. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Unless the context otherwise requires, the term(s) “Perry Ellis,” “we,” “us” and “our” refer to Perry Ellis International, Inc. and our subsidiaries.

PERRY ELLIS INTERNATIONAL, INC.

We are one of the leading apparel companies in the United States. We manage a portfolio of major brands, some of which were established over 100 years ago. We design, source, market and license our products nationally and internationally at multiple price points and across all major levels of retail distribution in up to 15,000 doors. Our portfolio of highly recognized brands includes the Perry Ellis® family of brands, which we believe together generate over $1.1 billion in annual retail sales, Axis®, Tricots St. Raphael®, Jantzen®, John Henry®, Cubavera®, the Havanera Co.®, Centro®, Solero®, Natural Issue®, Munsingwear®, Grand Slam®, Original Penguin® by Munsingwear®, Mondo di Marco®, Redsand®, Pro Player®, Manhattan®, Axist®, Savane®, Farah®, Gotcha®, Girl Star®, MCD®, Laundry by Shelli Segal® and C&C California®. We also license (i) the Nike® brand for swimwear and swimwear accessories, (ii) the JAG® brand for men’s and women’s swimwear and cover-ups, (iii) the Callaway Golf® brand and Top-Flite® brand for golf apparel and (iv) the PGA TOUR®, including Champions Tour for golf apparel.

We distribute our products primarily to wholesale customers that represent all major levels of retail distribution including department stores, national and regional chain stores, mass merchants, specialty stores, sporting goods stores, the corporate wear market, ecommerce, as well as clubs and independent retailers in the United States, Canada, the United Kingdom and Europe. Our largest customers include Kohl’s Corporation, Macy’s, Inc., Dillard’s Inc., Sam’s Wholesale Club and J.C. Penney Company. As of March 1, 2010, we also operated 41 Perry Ellis retail outlet stores located primarily in upscale retail outlet malls across the United States and Puerto Rico, as well as eight Original Penguin retail stores located in upscale demographic markets in the United States. We have also opened one Cubavera retail store located in Miami, Florida. In addition, we leverage our design, sourcing and logistics expertise by offering a limited number of private label programs to retailers. In order to maximize the worldwide exposure of our brands and generate high margin royalty income, we license our brands through 2 worldwide, 34 domestic and 97 international license agreements covering over 100 countries.

We were incorporated in Florida in April 1967 and changed our name from Supreme International Corporation to Perry Ellis International, Inc. on June 18, 1999. Our principal executive offices are located at 3000 N.W. 107th Avenue, Miami, Florida 33172, and our telephone number is (305) 592-2830.

For further information regarding us and our financial information, you should refer to our filings with the SEC. See “Incorporation of Certain Information by Reference.”

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement or in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the offered securities for repayment of indebtedness, capital expenditures, working capital, other general corporate purposes, and future acquisitions. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our consolidated ratio of earnings to fixed charges for the periods indicated. This ratio is provided to assist investors in evaluating our ability to meet the interest requirements of debt securities. For purposes of these calculations, “earnings” consist of income before taking into consideration income tax expense (benefit)

and “fixed charges,” where “fixed charges” consist of interest expense, amortization of debt issuance costs, estimate of interest expense within rental expense and cost on early extinguishment of debt.

	Six Months ended July 31, 2010	Fiscal year
		2010	2009		2008	2007	2006
Ratio of Earnings to Fixed Charges	2.4x	1.8x	N/A	(1)	3.1x	2.3x	2.4x

(1)

Due to the loss during the year ended January 31, 2009, the ratio of earnings to fixed charges for that period was less than 1.00. The deficiency of earnings to total fixed charges was approximately $16.6 million.

SELLING SHAREHOLDERS

Up to 1,637,554 shares of common stock being offered by this prospectus may be offered by certain selling shareholders. Information about the potential selling shareholders who offer securities under the registration statement of which this prospectus is a part will be set forth in prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Exchange Act that are incorporated by reference. Each applicable prospectus supplement, post-effective amendment and/or filing under the Exchange Act will identify the selling shareholders selling in that offering and their relationship to Perry Ellis and will also include the following information:

•	the number of shares of common stock then held by the selling shareholders;

•	the number of shares of common stock then being offered by the selling shareholders; and

•	the number of shares (and, if one percent or more, the percentage) of common stock owned by the selling shareholders after completion of the offering.

The shares described in this prospectus were obtained by certain of the selling shareholders (i) in private placements of our common stock which were completed prior to our initial public offering of our common stock in May 1993, (ii) upon grants of restricted stock or the exercise of options to purchase our common stock granted between May 2008 and June 2009, (iii) in connection with stock dividends issued by us with respect to our common stock in each of July 1997 and December 2006 and (iv) by transfers from the original holder of the shares that were obtained in one of the manners described above.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock does not constitute a complete description of all of the terms of our capital stock and should be read in conjunction with our articles of incorporation and by-laws which have been filed by us with the SEC.

Capital Stock

Our authorized capital stock currently consists of:

•	100,000,000 shares of common stock, $0.01 par value, and

•	5,000,000 shares of preferred stock, $0.01 par value.

As of September 7, 2010, we had outstanding 14,112,428 shares of our common stock and no shares of preferred stock. In addition, we currently have reserved for issuance under our equity incentive compensation plans (including shares issuable upon the exercise of outstanding options and stock appreciation rights) a total of 2,654,053 shares of our common stock.

The following summary describes the material terms of our common stock and our preferred stock. The description of our capital stock is qualified by reference to our articles of incorporation and by-laws.

Common Stock

As of September 7, 2010, there were 14,112,428 shares of our common stock outstanding held by approximately 120 shareholders of record.

Dividends. Subject to the rights of the holders of our preferred stock, holders of shares of our common stock are entitled to receive dividends that may be declared by our board of directors out of legally available funds. Payments of cash dividends are currently prohibited under our senior credit facility and indentures.

Voting Rights. The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders and do not have cumulative voting rights. Holders of our common stock entitled to vote in any election of directors may elect by a plurality of the votes cast for nominees for election to our board of directors.

Liquidation Rights. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets available for distribution after payment in full to our creditors and holders of our preferred stock, if any.

Other Provisions. The holders of our common stock are not entitled to preemptive or similar rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that our board of directors may designate and we may issue in the future.

Preferred Stock

We are currently authorized to issue up to 5,000,000 shares of preferred stock, none of which are issued and outstanding. Our board of directors, in its sole discretion, may designate and issue one or more classes or series of preferred stock from our authorized and unissued shares of preferred stock. Subject to limitations imposed by law or our articles of incorporation, our board of directors are empowered to determine:

•	the voting rights, whether special or conditional, full or limited, of each class or series of preferred stock,

•	the designation of and the number of shares comprising the class or series of preferred stock,

•	the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series,

•	the redemption prices and terms applicable, if any, to any class or series of preferred stock,

•	whether or not the shares of a class or series will be subject to a retirement or sinking fund and the terms applicable thereto,

•	the dividend rights and dividend rate, if any, for any class or series of preferred stock,

•	the amounts payable on the series upon our liquidation, dissolution or winding-up,

•	the terms and conditions of any conversion rights for the class or series of preferred stock, if any, and

•	the terms and conditions of any other special rights and protective provisions that the board of directors deems advisable.

We have no plans at this time to issue any preferred stock. Any such issuance of preferred stock could have the effect of delaying or preventing a change-in-control of Perry Ellis.

Florida Statutory Anti-Takeover Provisions

General. The Florida Business Corporation Act, as amended (the “FBCA”), contains provisions, which our directors have elected not to opt out of, and which are designed to enhance the ability of our board to respond to and potentially defer attempts to acquire control of Perry Ellis. These provisions may discourage altogether takeover attempts which have not been approved by our board. This could include takeover attempts that our non-affiliate shareholders deem to be in their best interest and which may represent a current premium for their shares in relation to prevailing market prices of our common stock on the Nasdaq Global Select Market. These provisions may also adversely affect the price that a potential purchaser would be willing to pay for our common stock and, therefore, deprive you of the opportunity to obtain a takeover premium for your shares. These provisions could make the removal of our incumbent directors and management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting stock or the holders of an existing control block to prevent, delay, discourage or make more difficult a merger, tender offer or proxy contest, even though the transaction may be favorable to the interests of a majority of our non-affiliate shareholders. These provisions could also potentially adversely affect the market price of our common stock.

The following summarizes the anti-takeover provisions contained in the FBCA.

Authorized but Unissued Stock. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of stock may enable our board of directors to issue shares of stock to persons friendly to existing management. This may have the effect of discouraging attempts to obtain control of Perry Ellis. The perception in the market of a large number of authorized but unissued shares of our common and preferred stock could have a negative impact on the price of our common stock.

Evaluation of Impact of Acquisition Proposals on Non-Shareholder Constituencies. The FBCA expressly permits our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider in addition to shareholder interests all relevant factors, including, without limitation, the social, legal, and economic effects on our employees, customers and suppliers and our subsidiaries, on the communities and geographical areas in which they operate. Our board may also consider the amount of consideration being offered in relation to the then current market price for outstanding shares of capital stock and our then current value in a freely negotiated transaction. Our board of directors believes that these provisions are in our long-term best interests and those of our shareholders.

Control Share Acquisitions. We have elected not to opt out of and, therefore, are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within specified putative voting ranges will not possess voting rights in the election of our directors unless the voting rights associated with the shares are approved by a majority vote of our disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any of our officers or employees who is also a director. The specific share acquisition ranges that implicate these provisions of the statute are:

•	acquisitions of shares possessing one-fifth or more but less than one-third of all voting power,

•	acquisitions of shares possessing one-third or more but less than a majority of all voting power, or

•	acquisitions of shares possessing a majority of all voting power.

Under certain circumstances, the statute permits the acquiring person to call a special shareholders’ meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables us to provide for the redemption under certain circumstances of control shares with no voting rights.

These provisions do not apply to shares acquired under, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of Florida law and to which we are a party, or an acquisition of shares previously approved by our board of directors.

Affiliated Transactions with Interested Shareholders. We have elected not to opt out of and, therefore, are subject to the Florida affiliated transactions statute, which generally requires the approval of the holders of 66 2/3% of our outstanding voting shares, other than the shares owned by an “interested shareholder”—generally, any person who is the beneficial owner of more than 10% of the outstanding voting stock of Perry Ellis—to effectuate an affiliated transaction. An “affiliated transaction” is a transaction that involves Perry Ellis and an interested shareholder or an affiliate of an interested shareholder, including, among others, a merger, a sale of assets, a sale of shares, a liquidation, or a reclassification of securities and loans. The special voting requirement does not apply in certain specified circumstances. These provisions could prohibit or delay the announcement or consummation of mergers or other takeover or change-in-control attempts of Perry Ellis. Accordingly, these provisions may discourage attempts to acquire Perry Ellis.

Anti-Takeover Provisions of Our Articles of Incorporation

Our articles of incorporation presently contain certain provisions which may make it more difficult and time-consuming for shareholders or third parties to influence our management, policies or affairs, and may discourage, delay or prevent a transaction involving a change-in-control of Perry Ellis offering a premium over the current market price of our common stock. These provisions include those which:

•	prohibit cumulative voting in the election of our directors,

•	establish a classified board of directors with staggered three-year terms,

•	provide that the written request of shareholders holding not less than 50% of all votes entitled to be cast on an issue is required for shareholders to call special meetings of our shareholders,

•	establish advance notice and disclosure procedures for shareholders to bring matters before a meeting of our shareholders,

•	provide for 100,000,000 shares of authorized common stock,

•	provide for 5,000,000 shares of authorized preferred stock,

•	eliminate the ability of shareholders to take action by written consent in lieu of a shareholder meeting, and

•	require shareholders seeking to nominate directors for election to our board to first comply with certain advance notice and disclosure procedures.

These provisions could also discourage proxy contests and make it more difficult for our shareholders to elect directors and cause us to take extraordinary corporate actions. In addition, the existence of these provisions, together with Florida law, might hinder or delay an attempted takeover other than through negotiations with our board. As a result, we may be less likely to receive unsolicited offers to acquire us that some of our shareholders might consider beneficial.

Indemnification Provisions

Florida law authorizes a company to indemnify its directors and officers in certain instances against certain liabilities which they may incur by virtue of their relationship with the company. Further, a Florida corporation is authorized to provide further indemnification or advancement of expenses to any of its directors, officers, employees, or agents, except for acts or omissions which constitute:

•	a violation of the criminal law unless the individual had reasonable cause to believe it was lawful,

•	a transaction in which the individual derived an improper personal benefit,

•

in the case of a director, a circumstance under which certain liability provisions of the FBCA are applicable related to payment of dividends or other distributions or repurchases of shares in violation of the FBCA, or

•	willful misconduct or a conscious disregard for the best interest of the company in a proceeding by the company, or a company shareholder.

A Florida corporation also is authorized to purchase and maintain liability insurance for its directors, officers, employees and agent, which we have done.

Our articles of incorporation provide that our directors will not be personally liable for monetary damages to us to the fullest extent permitted by Florida law. Our articles of incorporation further provide that we may insure, will indemnify and will advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law.

Our by-laws provide that we will indemnify, or advance expenses to, to the fullest extent authorized by the FBCA, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that he or she (a) is or was a director of Perry Ellis, (b) is or was serving at the request of Perry Ellis as a director of another corporation, (c) is or was an officer of Perry Ellis, provided that he or she is or was at the time a director of Perry Ellis, or (d) is or was serving at the request of Perry Ellis as an officer of another corporation, provided that he or she is or was at the time a director of Perry Ellis or a director of such other corporation, serving at the request of Perry Ellis.

We are also a party to indemnification agreements with each of our directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling Perry Ellis pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of our senior or subordinated debt securities that are common to all series. Most of the financial and other terms of any series of debt securities that we offer will be described in the prospectus supplement to be attached to the front of this prospectus.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, U.S. Bank Trust National Association, acting as trustee on your behalf. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you interest payments and notices.

Because we may issue both senior debt securities and subordinated debt securities, our references to the indenture are to each of the senior indenture and the subordinated indenture, unless the context requires otherwise. In this section, we refer to these indentures collectively as the “indentures.”

Because this section is a summary of the material terms of the indentures, it does not describe every aspect of the debt securities. We urge you to read the indentures because they, and not this description, define your rights as a holder of debt securities. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the forms of the indentures as exhibits to a registration statement that we have filed with the SEC, of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of the indentures.

General

The debt securities will be unsecured obligations of Perry Ellis. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all our existing and future Senior Indebtedness (as defined in the subordinated indenture).

You should read the prospectus supplement for the following terms of the series of debt securities offered by the prospectus supplement:

•	The title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities.

•

The aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued and the date or dates when the principal of the debt securities will be payable or how those dates will be determined.

•	The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined.

•

The date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months.

•

The place or places, if any, other than or in addition to the Borough of Manhattan, New York City, of payment, transfer, conversion and exchange of the debt securities and where notices or demands to or upon us in respect of the debt securities may be served.

•	Any optional redemption provisions.

•	Any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities.

•

Whether the amount of payments of principal of, or premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined.

•	Any changes or additions to the events of default under the applicable indenture or our covenants, including additions of any restrictive covenants, with respect to the debt securities.

•

If not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined.

•	Any changes or additions to the provisions concerning defeasance and covenant defeasance contained in the indenture that will be applicable to the debt securities.

•	Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

•	If other than the trustee, the name of any paying agent, security registrar and transfer agent for the debt securities.

•

If the debt securities are not to be issued in book-entry form only and held by The Depository Trust Company, as depositary, the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form, as registered securities, bearer securities or both, any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa, if permitted by applicable law and regulations.

•	If other than US dollars, the currency or currencies of such debt securities.

•	The person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date.

•

The denomination or denominations that the debt securities will be issued, if other than denominations of $1,000 or any integral multiples in the case of the registered securities and $5,000 or any integral multiples in the case of the bearer securities.

•

Whether such debt securities will be convertible into or exchangeable for any other securities and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable.

•	A discussion of federal income tax, accounting and other special considerations, procedures and limitations with respect to the debt securities.

•

Whether and under what circumstances we will pay additional amounts to holders in respect of any tax assessment or government charge, and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts.

•	Any other terms of the debt securities that are consistent with the provisions of the indenture.

For purposes of this prospectus, any reference to the payment of principal of, any premium on, or any interest on, debt securities will include additional amounts if required by the terms of such debt securities.

The indentures do not limit the amount of debt securities that we are authorized to issue from time to time. The indentures also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “debt securities” means the series of debt securities for which each respective trustee is acting. If there is more than one trustee under an indenture, the powers and trust obligations of each trustee will apply only to the debt securities for which it is trustee.

If two or more trustees are acting under the indenture, then the debt securities for which each trustee is acting would be treated as if issued under separate indentures.

We may issue debt securities with terms different from those of debt securities that may already have been issued. Without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

There is no requirement that we issue debt securities in the future under any indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

We may issue the debt securities as original issue discount securities, which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Subsidiary Guarantees

The debt securities may be fully and unconditionally guaranteed by all of our current material and certain of our future domestic subsidiaries. These guarantees, if any, will be joint and several obligations of the guarantors. If a series of debt securities is so guaranteed, a supplemental indenture will be executed by the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of any guarantee will be set forth in the applicable prospectus supplement.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of such conversion or exchange, including:

•	the conversion price or exchange ratio, or the calculation method for such price or ratio,

•	the conversion or exchange period, or how such period will be determined,

•	if conversion or exchange will be mandatory or at the option of the holder or Perry Ellis,

•	any requirements with respect to the reservation of shares of securities for purposes of conversion,

•	provisions for adjustment of the conversion price or the exchange ratio, and

•	provisions affecting conversion or exchange in the event of the redemption of the debt securities.

Such terms may also include provisions under which the number or amount of other securities to be received by the holders of such debt securities upon conversion or exchange would be calculated according to the market price of such other securities as of a time stated in the prospectus supplement.

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued:

•	as registered securities, or

•	if so provided in the prospectus supplement, as bearer securities (unless otherwise stated in the prospectus supplement, with interest coupons attached), or

•	in global form, or

•

in denominations that are even multiples of $1,000, in the case of registered securities, and in even multiples of $5,000, in the case of bearer securities, unless otherwise specified in the applicable prospectus supplement.

You may have your registered securities divided into registered securities of smaller denominations or combined into registered securities of larger denominations, as long as the aggregate principal amount is not changed. This is called an “exchange.”

You may exchange or transfer registered securities of a series at the office of the trustee in New York City. That office is currently located at 100 Wall Street, 16th Floor, New York, New York 10005. The trustee maintains the list of registered holders and acts as our securities registrar for registering debt securities in the names of holders and transferring debt securities. However, we may appoint another trustee to act as our securities registrar or we may act as our own securities registrar. If we designate additional securities registrars, they will be named in the prospectus supplement. We may cancel the designation of any particular securities registrar. We may also approve a change in the office through which any securities registrar acts. If provided in the prospectus supplement, you may exchange your bearer securities for registered securities of the same series so long as the total principal amount is not changed. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may in certain circumstances be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the transfer agent is satisfied with your proof of ownership and/or transfer documentation.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities for 15 days before the day we mail the notice of redemption or publish such notice (in the case of bearer securities) and ending on the day of that mailing or publication in order to freeze the list of holders to prepare the mailing. At our option, we may mail or publish such notice of redemption through an electronic medium. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Paying and Paying Agents

If you are a holder of registered securities, we will pay interest to you if you are a direct holder in the list of registered holders at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular time and day, usually about two weeks in advance of the interest due date, is called the “Regular Record Date” and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the Regular Record Date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”

With respect to registered securities, we will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 100 Wall Street, 16th Floor, New York, New York 10005. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks or making wire transfers.

“Street name” and other indirect holders should consult their banks or brokers for information on how they will receive payments.

If bearer securities are issued, unless otherwise provided in the prospectus supplement, we will maintain an office or agency outside the United States for the payment of all amounts due on the bearer securities. If debt securities are listed on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for such debt securities in any city located outside the United States required by such stock exchange. The initial locations of such offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payment of interest on any bearer securities on or before maturity will be made only against surrender of coupons for such interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of Perry Ellis in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal, premium and interest, if any, on bearer securities payable in US dollars may be made, at the office of our paying agent in The City of New York if (but only if) payment of the full amount in US dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

Regardless of who acts as the paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to registered holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. We may also choose to act as our own paying agent. We must notify you of changes in identities of the paying agents for any particular series of debt securities.

Notices

With respect to registered securities, we and the trustee will send notices regarding the debt securities only to registered holders, using their addresses as listed in the list of registered holders. With respect to bearer securities, we and the trustee will give notice by publication in a newspaper of general circulation in the City of New York or in such other cities that may be specified in a prospectus supplement. At our option, we may send or publish notices through an electronic medium as specified in the applicable prospectus supplement.

Events of Default

You will have special rights if an event of default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

What is an Event of Default? The term “event of default” in respect of the debt securities of your series means any of the following:

•	We do not pay the principal of or any premium on a debt security of such series on its due date whether at maturity, upon acceleration, optional redemption, required purchase or otherwise.

•	We do not pay interest on a debt security of such series within 30 days of its due date whether at maturity, upon redemption or upon acceleration.

•

We remain in breach of a covenant in respect of debt securities of such series for 30 days after we receive a written notice of default stating we are in breach and requiring that we remedy the breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of such series.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default in respect of debt securities of such series described in the prospectus supplement occurs.

The events of default described above may be added to or modified as described in the applicable prospectus supplement. An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

If an event of default has occurred and has not been cured with respect to one or more series of debt securities, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. Only a portion of the principal is payable if the securities were issued at a discount. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. There are special notice and timing rules which apply to the acceleration of subordinated debt securities which are designed to protect the interests of holders of Senior Indebtedness. A declaration of acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the debt securities of the affected series if (1) we have paid or deposited with the trustee a sum sufficient in cash to pay all principal, interest and additional amounts, if any, which have become due other than by the declaration of acceleration of maturity, (2) all existing events of default, other than the nonpayment of principal of or premium or interest, if any, on the debt securities of such series which have become due solely because of the acceleration, have been cured or waived and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of the holders unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity”. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy accruing upon any event of default will be treated as a waiver of such right, remedy or event of default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

•	The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during the 60-day period.

However, notwithstanding the conditions described above, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant or other provision that cannot be modified or amended without the consent of each holder.

“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction or to make a request of the trustee and to make or cancel a declaration of acceleration.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indentures and the debt securities, or else specifying any default.

Merger or Consolidation

Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

•

either we will be the surviving corporation or, if we merge out of existence or sell assets, the entity into which we merge or to which we sell assets must agree to be legally responsible for the debt securities;

•

immediately after the merger or transfer of assets, no default on the debt securities can exist. A default for this purpose includes any event that would be an event of default if the requirements for giving a default notice or of having the default exist for a specific period of time were disregarded;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement.

Modification or Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Approval of Each Holder

First, there are changes that cannot be made to your debt securities without the approval of each holder. Following is a list of those types of changes:

•	changing the stated maturity of the principal of or interest on a debt security,

•	reducing any amounts due on a debt security or payable upon acceleration of the maturity of a security following a default,

•	adversely affecting any right of repayment at the holder’s option,

•	changing the place (except as otherwise described in this prospectus) or currency of payment on a debt security,

•	impairing your right to sue for payment or to convert or exchange a security,

•	in the case of subordinated debt securities, modifying the subordination provisions in a manner that is adverse to holders of the subordinated debt securities,

•	in the case of senior debt securities, modifying the securities to subordinate the securities to other indebtedness,

•	reducing the percentage of holders of debt securities whose consent is needed to modify or amend the indenture,

•	reducing the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults,

•	reducing the requirements for quorum or voting with respect to the debt securities,

•	modifying any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements,

•	changing any of our obligations to pay additional amounts which are required to be paid to holders with respect to taxes imposed on such holders in certain circumstances, and

•	other provisions specified in the prospectus supplement.

Changes Requiring a Majority Vote

The second type of change to the indenture and the outstanding debt securities is the kind that requires a vote in favor by holders of outstanding debt securities owning a majority of the principal amount of the particular series affected. Separate votes will be needed for each series even if they are affected in the same way. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of certain covenants in the applicable indenture, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the outstanding debt securities listed in the first category described previously under “—Changes Requiring Approval of Each Holder” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval

The third type of change does not require any vote by holders of outstanding debt securities. This type is limited to clarifications; curing ambiguities, defects or inconsistencies and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Qualifying or maintaining the qualification of the indentures under the Trust Indenture Act does not require any vote by holders of debt securities.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default, and

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Defeasance – Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures.

We are not required to set a record date. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date and must be taken within 180 days following the record date.

“Street name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Satisfaction and Discharge

The indentures will cease to be of further effect, and we will be deemed to have satisfied and discharged the indentures with respect to a particular series of debt securities, when (1) all debt securities of that series have been delivered to the trustee for cancellation or (2) the following conditions have been satisfied:

•

all debt securities of that series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;

•

we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of that series that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for debt securities that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for debt securities that have not become due and payable);

•	we have paid or caused to be paid all other sums payable under the indentures in respect of that series; and

•	we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that all these conditions have been complied with.

We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we choose to do so, we will state that in the applicable prospectus supplement and describe any changes to these provisions.

Full Defeasance

If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called “full defeasance”, if we put in place the following other arrangements for you to be repaid:

•

We must deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates including, possibly, their earliest redemption date.

•

Under current federal tax law, the deposit and our legal release from the debt securities would likely be treated as though you surrendered your debt securities in exchange for your share of the cash and notes or bonds deposited in trust. In that event, you could recognize income, gain or loss on the debt securities you surrendered. In order for us to effect a full defeasance we must deliver to the trustee a legal opinion confirming that you will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and that you will not be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	We must comply with any additional provisions set forth in the prospectus supplement.

If we accomplish a full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from any applicable subordination provisions on the subordinated debt securities described below under “—Subordination.”

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from the restrictive covenants in the debt securities, if any. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

deposit in trust for your benefit and the benefit of all other registered holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•

deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

•	comply with any additional provisions set forth in the prospectus supplement.

If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply unless otherwise specified:

•	our promises regarding conduct of our business and other matters and any other covenants applicable to the series of debt securities that will be described in the prospectus supplement; and

•	the definition of an event of default as a breach of such covenants that may be specified in the prospectus supplement.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, of course, you may not be able to obtain payment of the shortfall.

In order to exercise either full defeasance or covenant defeasance, we must comply with certain conditions, and no event or condition can exist that would prevent us from making payments of principal, premium, and interest, if any, on the senior debt securities or subordinated debt securities of such series on the date the irrevocable deposit is made or at any time during the period ending on the 91st day after the deposit date.

Ranking

Unless provided otherwise in the applicable prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinated to some of our existing and future debt and other liabilities. See “- Subordination” for additional information on how subordination limits your ability to receive payment or pursue other rights if we default or have certain other financial difficulties.

Subordination

Unless the prospectus supplement provides otherwise, the following provisions will apply to the subordinated debt securities:

The payment of principal, any premium and interest on the subordinated debt securities is subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness as such term is defined in the subordinated indenture. This means that in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Indebtedness before you and the other holders of subordinated debt securities will be entitled to receive any payment or distribution (other than in the form of subordinated securities) on the subordinated debt securities. These circumstances may include the following:

•

We make a payment or distribute assets to creditors upon any liquidation, dissolution, winding up or reorganization of Perry Ellis, or as part of an assignment or marshalling of our assets for the benefit of our creditors.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur.

•

The maturity of the subordinated debt securities is accelerated. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and payable and immediately payable or may be automatically accelerated due to an event of default as described under “—Events of Default.”

In addition, in general, we will not be permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on our Senior Indebtedness and do not cure such default. We are also prohibited from making payments on subordinated debt securities if an event of default (other than a payment default) that permits the holders of Senior Indebtedness to accelerate the maturity of the Senior Indebtedness occurs and we and the trustee have received a notice of such event of default. However, unless the Senior Indebtedness has been accelerated because of that event of default, this payment blockage notice cannot last more than 179 days.

These subordination provisions mean that if we are insolvent, a holder of Senior Indebtedness is likely to ultimately receive out of our assets more than a holder of the same amount of our subordinated debt securities, and a creditor of Perry Ellis that is owed a specific amount but who owns neither our Senior Indebtedness nor our subordinated debt securities may ultimately receive less than a holder of the same amount of Senior Indebtedness and more than a holder of subordinated debt securities.

The subordinated indenture does not limit the amount of Senior Indebtedness we are permitted to have and we may in the future incur additional Senior Indebtedness.

If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

The Trustee

The initial trustee under each indenture is U.S. Bank Trust National Association. U.S. Bank Trust National Association will also be the initial paying agent and registrar for the debt securities.

Each indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indentures, the holders of a majority in outstanding principal amount of the debt securities will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indentures, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

Each indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of Perry Ellis, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

Each trustee may resign or be removed with respect to one or more series of securities and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of securities under one of the indentures, each such trustee shall be a trustee of a trust separate and apart from the trust administered by any other such trustee and any action described herein to be taken by the “trustee” may then be taken by each such trustee with respect to, and only with respect to, the one or more series of securities for which it is trustee.

In the event that an entity is the trustee under both the senior indenture and the subordinated indenture, and a conflict of interest arises as a result, the trustee must resign as trustee under (1) either of the indentures or, if this does not eliminate the conflict of interest, (2) both the indentures.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered including, where applicable, the following:

•	the title of the warrants,

•	the offering price, if any,

•	the aggregate number of warrants,

•	the designation, terms and number of shares of debt securities, common stock or preferred stock purchasable upon exercise of the warrants,

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security,

•	the date, if any, on and after which the warrants and the related debt securities, common stock or preferred stock will be separately transferable,

•	the price at which each share of debt securities, common stock or preferred stock purchasable upon exercise of the warrants may be purchased,

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire,

•	the minimum or maximum amount of the warrants which may be exercised at any one time,

•	any provisions for change to or adjustments in the exercise price,

•	any antidilution provisions warrants,

•	information with respect to the book-entry procedures, if any,

•	a discussion of certain Federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We, and in the case of the sale of common stock, the selling shareholders, may sell the offered securities in any one or more of the following ways from time to time:

•	through agents,

•	to or through underwriters,

•	through dealers,

•	directly to purchasers, or

•	through remarketing firms.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents and the amount underwritten,

•	the purchase price of the offered securities and the proceeds to us from such sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

We, and in the case of the sale of common stock, the selling shareholders, may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us, any selling shareholders or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us and any selling shareholders to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Each series of the offered securities will be a new issue and, other than the shares of common stock which are quoted on the Nasdaq Global Select Market, will have no established trading market. Any underwriters to whom we sell the offered securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any series of offered securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. We cannot predict the liquidity of the trading market for any of the offered securities.

In connection with an offering, the underwriters may purchase and sell the offered securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of offered securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the offered securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased offered securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the offered securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with any sale of common stock, we and the selling shareholders may sell the common stock described in this prospectus to one or more underwriters for public offering, or to investors directly or through agents. The selling shareholders will act independently of us in making decisions regarding timing, manner and size of each sale.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Broad and Cassel, a partnership including professional associations, Miami, Florida, will issue an opinion about certain legal matters with respect to the securities, including the validity of the securities issued hereunder.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of Perry Ellis International, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may inspect and copy such reports, proxy statements and other information, without charge, at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. You can also obtain such materials on the SEC’s site on the Internet at http://www.sec.gov. You can also obtain copies by mail at prescribed rates. Requests for copies should be directed to the SEC at 100 F Street, N.E., Washington, D.C. 20549-2736. Perry Ellis’ common stock is traded on the NASDAQ Global Select Market and, as a result, you can also inspect the periodic reports, proxy statements and other information filed by us with the SEC at the offices of the NASDAQ Global Select Market, 1735 K Street, N.W., Washington, D.C. 20006. Lastly, we make our annual report on Form 10-K, quarterly reports on Form 10-Q, current report on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act available free of charge on our website at www.perry.com, as soon as reasonably practicable after they are electronically filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference the documents listed below that we have filed with the SEC, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended January 30, 2010;

•	our Current Report on Form 8-K filed on April 6, 2010;

•	our Current Report on Form 8-K filed on June 4, 2010;

•	our Current Report on Form 8-K filed on June 7, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2010;

•	our Current Report on Form 8-K filed on June 21, 2010;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010;

•	our Current Report on Form 8-K filed on September 17, 2010;

•	our Proxy Statement on Schedule 14A, dated May 14, 2010;

•	the description of our common stock contained in our registration on Form 8-A as filed with the SEC on May 14, 1993, filed pursuant to the Exchange Act; and

•	all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering made hereby.

Information that we file later with the SEC and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus as if that information were included in this prospectus.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report.

You may request a copy of these filings without charge by writing or telephoning our Corporate Secretary at the following address or phone number:

Perry Ellis International, Inc.

3000 N.W. 107th Avenue

Miami, FL 33172

Tel.: 305-592-2830

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred by us in connection with the issuance and distribution of the securities being registered hereby. All expenses of the offering, other than underwriting fees, discounts and commissions incurred by the selling shareholders, will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$8,545
Blue Sky fees and expenses	$2,000
Legal fees and disbursements	$30,000
Printing and engraving expenses	$25,000
NASD fees	$15,500
Accounting fees and expenses	$40,000
Trustee’s Fees	$10,000
Transfer Agent and Registrar fees	$1,000
Miscellaneous	$10,000

Total	$142,405

Item 15.	Indemnification of Directors and Officers.

The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant’s Second Amended and Restated Articles of Incorporation and Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law. The Registrant is also a party to indemnification agreements with each of its directors and executive officers.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Equity Underwriting Agreement (1)

1.2	Form of Debt Underwriting Agreement (1)

3.1	Registrant’s Amended and Restated Articles of Incorporation (2)

3.2	Articles of Amendment to Articles of Incorporation (3)

3.3	Registrant’s Amended and Restated Bylaws (4)

4.1	Form of Common Stock Certificate (4)

4.2	Indenture dated September 22, 2003 between the Registrant and U.S. Bank Trust National Association (“U.S. Bank”) (5)

4.3	Specimen Forms of 8 7/8% Senior Subordinated Notes Due September 15, 2013 (5)

4.4	Form of Senior Indenture (6)

4.5	Form of Subordinated Indenture (6)

4.6	Form of Senior Note (1)

4.7	Form of Subordinated Note (1)

4.8	Form of Common Stock Warrant Agreement (1)

4.9	Form of Preferred Stock Warrant Agreement (1)

4.10	Form of Debt Warrant Agreement (1)

5.1	Legal Opinion of Broad and Cassel (7)

12.1	Computation of Earnings to Fixed Charges (7)

23.1	Consent of Deloitte & Touche LLP, independent public accountants regarding financial statements of the Registrant (7)

Exhibit No.	Description

23.2	Consent of Broad and Cassel (included in Exhibit 5.1) (6)

24.1	Power of Attorney of Officers and Directors of the Registrant (set forth on the signature pages to this filing) (6)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 for the Senior and Subordinated Debt Securities (6)

(1)	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
(2)	Previously filed as an Exhibit to the Registrant’s Proxy Statement for its 1998 Annual Meeting and incorporated herein by reference.
(3)	Previously filed as an Exhibit to the Registration’s Proxy Statement for its 2003 Annual Meeting and incorporated herein by reference.
(4)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 33-60750) and incorporated herein by reference.
(5)	Previously filed as an Exhibit to the Registrant’s Registration Statement on Form S-4 (File No. 33-110616) and incorporated herein by reference.
(6)	Previously filed as an Exhibit to this Registration Statement.
(7)	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, That:

A. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

PERRY ELLIS INTERNATIONAL, INC.

By:	/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/S/ GEORGE FELDENKREIS George Feldenkreis	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 24, 2010

* Oscar Feldenkreis	Vice Chairman of the Board, President and Chief Operating Officer	September 24, 2010

* Anita Britt	Chief Financial Officer (Principal Financial and Accounting Officer)	September 24, 2010

* Joe Arriola	Director	September 24, 2010

* Gary Dix	Director	September 24, 2010

* Joseph P. Lacher	Director	September 24, 2010

* Joseph Natoli	Director	September 24, 2010

* Eduardo M. Sardina	Director	September 24, 2010

*By:	/S/ GEORGE FELDENKREIS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

JANTZEN, LLC

Perry Ellis International, Inc., as its manager

/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PERRY ELLIS INTERNATIONAL, INC.

/S/ GEORGE FELDENKREIS George Feldenkreis, Chairman of the Board and Chief Executive Officer	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

SUPREME INTERNATIONAL, LLC

By:	Perry Ellis International, Inc., as its manager

/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PERRY ELLIS INTERNATIONAL, INC.

/S/ GEORGE FELDENKREIS George Feldenkreis, Chairman of the Board and Chief Executive Officer	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

PEI LICENSING, INC.

By:	*
Ann Bukawyn, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

* Ann Bukawyn	President (Principal Executive, Financial and Accounting Officer)	September 24, 2010

/S/ GEORGE FELDENKREIS George Feldenkreis	Director	September 24, 2010

*By:	/S/ GEORGE FELDENKREIS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

JANTZEN APPAREL, LLC

By:	PEI Licensing, Inc., as its manager

*
Ann Bukawyn, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PEI LICENSING, INC.

* Ann Bukawyn, President	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

*By:	/S/ GEORGE FELDENKREIS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

PERRY ELLIS MENSWEAR, LLC

By:	Perry Ellis International, Inc., as its manager

/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PERRY ELLIS INTERNATIONAL, INC.

/S/ GEORGE FELDENKREIS George Feldenkreis, Chairman of the Board and Chief Executive Officer	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

SALANT HOLDING, LLC

By:	Perry Ellis International, Inc., as its manager

/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PERRY ELLIS INTERNATIONAL, INC.

/S/ GEORGE FELDENKREIS George Feldenkreis, Chairman of the Board and Chief Executive Officer	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

SUPREME REAL ESTATE I, LLC

By:	*
Fanny Hanono, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

* Fanny Hanono	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

*By:	/S/ GEORGE FELDENKREIS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

SUPREME REAL ESTATE II, LLC

By:	*
Fanny Hanono, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

* Fanny Hanono	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

*By:	/S/ GEORGE FELDENKREIS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

SUPREME REALTY, LLC

By:	*
Fanny Hanono, Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

* Fanny Hanono	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

*By:	/S/ GEORGE FELDENKREIS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

PERRY ELLIS REAL ESTATE, LLC

By:	Perry Ellis International, Inc., as its manager

/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PERRY ELLIS INTERNATIONAL, INC.

/S/ GEORGE FELDENKREIS George Feldenkreis, Chairman of the Board and Chief Executive Officer	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

PERRY ELLIS SHARED SERVICES CORPORATION

By:	/S/ GEORGE FELDENKREIS
George Feldenkreis, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/S/ GEORGE FELDENKREIS George Feldenkreis	President and Director (Principal Executive, Financial and Accounting Officer)	September 24, 2010

* Oscar Feldenkreis	Director	September 24, 2010

*By:	/S/ GEORGE FELDENKREIS
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

WINNSBORO DC, LLC

By:	Perry Ellis International, Inc., as its manager

/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PERRY ELLIS INTERNATIONAL, INC.

/S/ GEORGE FELDENKREIS George Feldenkreis Chairman of the Board and Chief Executive Officer	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on September 24, 2010.

TAMPA DC, LLC

By:	Perry Ellis International, Inc., as its manager

/S/ GEORGE FELDENKREIS
George Feldenkreis, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

PERRY ELLIS INTERNATIONAL, INC.

/S/ GEORGE FELDENKREIS George Feldenkreis, Chairman of the Board and Chief Executive Officer	Manager (Principal Executive, Financial and Accounting Officer)	September 24, 2010

Exhibit Index

Exhibit No.	Description

5.1	Legal Opinion of Broad and Cassel

12.1	Computation of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP, independent public accountants regarding financial statements of the Registrant

23.2	Consent of Broad and Cassel (included in Exhibit 5.1)